EXHIBIT 99.2




                             STOCKHOLDERS AGREEMENT


         STOCKHOLDERS AGREEMENT (this "Agreement") is entered into as of August 12, 1998, between the undersigned stockholders (the "Stockholders") of Clearview Cinema Group, Inc., a Delaware corporation (the "Company"), and Cablevision Systems Corporation, a Delaware corporation ("Parent"). Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

         WHEREAS, concurrently with the execution and delivery of this Agreement Parent, CCG Holdings Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Newco"), and the Company have entered into an Agreement and Plan of Merger dated as of August 12, 1998 (as in effect on the date hereof, the "Merger Agreement"), providing for the merger of the Company with Newco (the "Merger") upon the terms and subject to conditions of the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Merger; and

         WHEREAS, as an inducement and a condition to Parent and Newco entering into the Merger Agreement, pursuant to which each Stockholder will receive the applicable Merger Consideration (as defined in the Merger Agreement) in exchange for each outstanding Company Security owned by such Stockholder immediately prior to the Effective Time, the Stockholders each have agreed to enter into this Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Representations of Stockholders. Each of the Stockholders severally represents as to himself, herself or itself that, except as set forth on Exhibit A hereto:

               (a) such Stockholder is the beneficial owner with the sole power to vote and the sole power to dispose of and, if applicable, the sole power to exercise the right to acquire Shares upon conversion of Convertible Preferred Securities or warrants to purchase Shares ("Warrants"), that number of Company Securities or Warrants set forth opposite such Stockholder's name on

          Exhibit A hereto (in each case, such "Stockholder's Securities" and collectively, the "Securities");

               (b) such Stockholder does not beneficially own (as such term is defined in the Securities Exchange Act of 1934, as amended (the "1934 Act")) any Company Securities or Warrants other than such Stockholder's Securities, and any Shares which such Stockholder has the right to obtain upon the exercise of employee stock options outstanding on the date hereof;

               (c) such Stockholder has good and valid title to such Stockholder's Securities free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights and any other encumbrances whatsoever with respect to the ownership, transfer or voting of such Securities (other than restrictions on transfer under applicable Federal and state securities laws, and other than pursuant to the agreements listed on Exhibit C);

               (d) if such Stockholder is a corporation, partnership or other similar business entity, such Stockholder is a duly organized and validly existing corporation, partnership or other similar business entity, as the case may be, in good standing under the laws of its jurisdiction of organization;

               (e) such Stockholder has all requisite power and authority and has taken all action necessary in order to execute, deliver and perform its obligations under this Agreement and to take all actions required and to consummate all of the transactions contemplated by, this Agreement. This Agreement is a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception;

               (f) other than the filings required pursuant to the HSR Act, no notices, reports or other filings are required to be made by such Stockholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Stockholder from, any Governmental Entity, in connection with the execution and delivery of this Agreement by such Stockholder, the performance of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby;

               (g) the execution and delivery of this Agreement by such Stockholder do not, and the performance of such Stockholder's obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby will not, constitute or result in (A) if the Stockholder is a corporation, partnership or other similar business entity, a breach or violation of, or a default under, the certificate or by-laws or the comparable governing instruments of such Stockholder or (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets (including the Securities, New Securities (as defined in Section 7) or any Company Securities issuable upon exercise, conversion or exchange such Securities or New Securities) of such Stockholder (with or without notice, lapse of time or both) pursuant to, any Contract binding upon such Stockholder or any Law or governmental or non-governmental permit or license to which such Stockholder is subject or by which such Stockholder or its assets are bound. Exhibit C hereto sets forth a correct and complete list of Contracts of such Stockholder pursuant to which consents or waivers ("Consents") are or may be required in order for such Stockholder to perform its obligations hereunder. Pursuant to
          Section 2(d) of this Agreement, such Stockholder has obtained all Consents that are or may be required under such Contracts;

               (h) such Stockholder will take all necessary action to ensure that such Stockholder's Securities or New Securities will, except as set forth in Section 1(c) or on Exhibit A (none of which shall prevent such Stockholder from performing its obligations pursuant to Sections 2(a) hereof), at all times during the term of this Agreement be held by such Stockholder, or by a nominee or custodian for the account of such Stockholder, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights and any other encumbrances whatsoever with respect to the ownership, transfer or voting of such Stockholder's Securities, New Securities or any Company Securities issuable upon exercise, conversion or exchange of such Securities or New Securities; and there are no (and with respect to New Securities, there will be no) outstanding options, warrants or rights to purchase or acquire, or other agreements relating to, such Securities or New Securities, as the case may be, other than this Agreement;

               (i) no agent, broker, person or firm acting on behalf of such Stockholder or any of its Affiliates (other than the Company with respect to which such Stockholder makes no representation) is, or will be, entitled to any commission or broker's or finder's fees from Parent or any of its Affiliates in connection with any of the sale, exchange, transfer or other disposition of such Stockholder's Securities or New Securities as contemplated by this Agreement or the Merger Agreement;

               (j) none of the information supplied by such Stockholder for inclusion or incorporation by reference in the Registration Statement, including the Proxy Statement included therein, or any document incorporated by reference thereby, as of the time the Registration Statement becomes effective, the date of the Proxy Statement and the date of the Stockholders Meeting, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. Such Stockholder agrees promptly to correct any information provided by it for use in the Registration Statement and the Proxy Statement that shall be, or shall become, false or misleading in any material respect;

               (k) such Stockholder understands and acknowledges that Parent and Newco are each entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement; and

The representations and warranties of each Stockholder contained herein are for the benefit of Parent and its permitted assigns and shall be deemed made as of the date hereof and as of each date from the date hereof through and including the earlier of the date that the Merger is consummated or this Agreement is terminated in accordance with its terms.

                  2.       Agreement to Vote Securities; Disclosure;
Waivers.

               (a) Each of the Stockholders severally agrees to vote such Stockholder's Securities and any New Securities, and shall cause any holder of record of such Stockholder's Securities or New Securities to vote, (i) in favor of adoption of the Merger Agreement (and each other action and transaction contemplated by the Merger Agreement and this Agreement) at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof and
          (ii) against any action or proposal that would compete with or could serve to materially compete or interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger. Any vote shall be cast or consent shall be given in accord ance with procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Each Stockholder severally agrees to deliver to Parent upon request a proxy substantially in the form attached hereto as Exhibit B, which proxy shall be coupled with an interest and irrevocable to the extent permitted under Delaware law, with the total number of such Stockholder's Securities and any New Securities correctly indicated thereon. Each Stockholder also agrees to use all reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

               (b) Each Stockholder hereby agrees to permit Parent and Newco to publish and disclose in the Registration Statement and the Proxy Statement its identity and ownership of Company Securities and the nature of its commitments, arrangements and understandings under this Agreement.

               (c) To the extent such rights arise as a result of the Merger, the execution of this Agreement or the Merger Agreement or the other transactions contemplated herby or by the Merger Agreement under applicable law or the certificates of designation relating to Preferred Shares (each, a "Certificate of Designation"), each Stockholder irrevocably waives (i) any rights of appraisal or rights to dissent from the Merger, (ii) other than pursuant to Article IV of the Merger Agreement, this Agreement or with the prior written consent of Parent, any rights to require or otherwise cause the Company or Parent to exercise, convert or exchange any of such Stockholder's Securities for shares of capital stock or other securities or property or assets of Parent or the Company, (iii) any rights to require or otherwise cause the Company or Parent to redeem any of such Stockholder's Preferred Shares, (iv) any rights to receive preferential payments or other distributions upon a Liquidation Event, Mandatory Redemption Event (each as defined in the applicable Certificate of Designation) or other similar events or (v) any rights to vote separately as a class of Preferred Shares upon adoption of the Merger Agreement at a meeting of stockholders of the Company. In addition, each of such Stockholders agrees that pursuant to the Merger, at the Effective Time, all of such Stockholder's Securities shall no longer be outstanding, shall be cancelled and retired and shall cease to exist, and each Certificate representing any such Stockholder's Securities shall, subject to the terms and upon the conditions of the Merger Agreement, thereafter represent only the right to receive the applicable Merger Consideration and the right, if any, to receive pursuant to Section 4.2(e) of the Merger Agreement, cash in lieu of any fractional shares of Parent Common Stock into which such Stockholder's Securities otherwise would have been converted pursuant to section 4.1(a) of the Merger Agreement and any distribution or dividend pursuant to Section 4.2(c) of the Merger Agreement.

               (d) To the extent such rights, privileges or obligations arise under any voting trust, lockup, registration rights or other similar agreements (including, without limitation, the agreements listed on Exhibit C hereto) to which such Stockholder is a party, each such Stockholder irrevocably (i) waives any obligations or restrictions or other limitations on the rights of all other Stockholders party hereto, to the extent necessary for such other Stockholders to fulfill their obligations pursuant to this Agreement (it being acknowledged and agreed that this Agreement shall constitute any consent, approval or waiver required for such purpose) and (ii) other than as specifically contemplated by the Merger Agreement, waives any rights to require the Company or Parent to file a registration statement under the Securities Act of 1933 for the public offering of such Stockholders Securities or otherwise require the Company or Parent to cause any such registration statement to cover the public offering of any of such Stockholder's Securities.

         3. No Voting Trusts. After the date hereof, the Stockholders severally agree that they will not, nor will they permit any entity under their control to, deposit any of their Securities or New Securities in a voting trust or subject any of their Securities or New Securities or Company Securities into which they can be converted to any arrangement with respect to the voting of such Securities or New Securities or Company Securities into which they can be converted other than agreements entered into with Parent or Newco.

         4. No Proxy Solicitations. Each of the Stockholders severally agrees that such Stockholder will not, nor will such Stockholder permit any entity under their control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange
Act) in opposition to or competition with the consummation of the Merger or otherwise encourage or assist any party in taking or planning any action which would compete with or otherwise could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (b) directly or indirectly encourage, initiate or cooperate in a stockholders' vote or action by consent of the Company's stockholders in opposition to or in competition with the consummation of the Merger, or (c) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of the Merger; provided, without limiting the provisions of Section 11(g), that the foregoing shall not restrict any director of the Company from taking any action such director believes in good faith, after consultation with outside counsel, is necessary to satisfy such director's fiduciary duty to stockholders of the Company.

         5. Transfer and Encumbrance. On or after the date hereof, each of the Stockholders severally agrees not to voluntarily transfer, sell, offer, pledge or otherwise dispose of or encumber ("Transfer") any of his or her Securities or New Securities prior to the earlier of (a) the immediately following adoption of the Merger Agreement by the Company Requisite Vote or (b) the date this Agreement shall be terminated in accordance with its terms.

         6. Legend. As soon as practicable after the execution of this Agreement (but no later than the tenth business day thereafter), each Stockholder shall surrender to the Company the certificates representing the Securities (and, thereafter, shall surrender any New Securities within five business days after acquiring beneficial ownership of such New Securities), and shall cause the following legend to be placed on the certificates representing such Securities and New Securities prior to their prompt return to the Stockholder and shall request that such legend remain thereon until the earlier of (i) expiration or termination of the Agreement or (ii) the consummation of the Merger:

                    "The shares of capital stock represented by this certificate are subject to a Selling Stockholders Agreement, dated as of August __, 1998, among the Stockholders named therein and [Parent], which, among other things, restricts the sale or transfer and voting of such shares of capital stock except in accordance therewith. Such restrictions expire and terminate, whether or not this legend remains on any certificate and without any notice, action or demand of any person, on the date such Agreement terminates."

In the event that Parent requests that a proxy be executed and delivered by a Stockholder to it pursuant to Section 2 hereof, such Stockholder shall promptly surrender to the Company the certificates representing the Securities or New Securities covered by such proxy prior to their prompt return to the Stockholder and cause the foregoing legend to be revised to add to the end of such legend the following words:

                    ", and such shares are also subject to an irrevocable proxy, coupled with an interest under the Delaware General Corporation Law."


Each Stockholder shall provide Parent with reasonably satisfactory evidence of its compliance with this Section 6 on or prior to the date ten business days after the execution hereof with respect to Securities (or within five business days of the date of acquisition of beneficial ownership of any New Securities) or of the request relating to Stockholder's proxy, as the case may be.

         7. Exercise of Warrants; Additional Purchases. Each Stockholder that beneficially owns any Warrants severally agrees that upon the written notice of Parent delivered to such Stockholder at the address set forth below such Stockholder's name on Exhibit A hereto, such Stockholder will, at the option and direction of Parent set forth in such notice, complete and provide to the Company the appropriate notice of exercise with respect such Stockholder's Warrants and pay the applicable exercise price for such Warrants, it being understood and agreed that such Stockholder shall only exercise such number of Warrants as shall be required for such Stockholder to acquire the number of Shares specified in Parent's notice. Such Stockholder shall cause such exercise to become effective such that such Stockholder is the record holder of the Shares issuable upon exercise of such Warrants prior to the record date for the Stockholders Meeting. Each of the Stockholders severally agrees that in the event (i) any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Securities of a Stockholder, (ii) such Stockholder purchases or otherwise acquires beneficial ownership of any Company Securities after the execution of this Agreement, (iii) such Stockholder voluntarily acquires the right to vote or share in the voting of any Company Securities other than such Stockholder's Securities, or (iv) such Stockholder converts any Convertible Preferred Shares or exercises any Warrants beneficially owned by such Stockholder into Shares, whether pursuant to this Section 7 or otherwise (Company Securities beneficially acquired pursuant to (i), (ii), (iii) or (iv) being collectively referred to as "New Securities"), such Stockholder agrees that such New Securities shall be subject to the terms of this Agreement to the same extent as if they constituted Securities. Without limiting the generality of the foregoing, nothing herein shall require any Stockholder that owns Convertible Preferred Shares to convert such Convertible Preferred Shares into Shares.

         8. Specific Performance. Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other party if the party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto severally agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

         9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be assignable without the written consent of all other parties hereto; provided however, that Parent may assign all of its rights pursuant to this Agreement to Newco or any other direct or indirect wholly owned subsidiary of Parent.

         10. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by Parent on the one hand and the relevant Stockholder(s) whose rights and/or obligations are thereby amended, supplement or modified on the other. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         11. Miscellaneous.

               (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware.

               (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.


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


               (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

               (d) This Agreement shall terminate upon the earliest to occur of
          (i) the Effective Time or (ii) termination of the Merger Agreement in accordance with its terms.

               (e) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

               (f) The parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

               (g) Each of the Stockholders are acting hereunder in their capacities as holders of Securities only, and make no agreement or understanding herein in any capacities as directors or officers of the Company. Nothing herein shall limit or affect any actions which the Stockholders and/or their Affiliates may take in their capacities as officers and/or directors of the Company.


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



         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                             CABLEVISION SYSTEMS CORPORATION


                                             -----------------------------------
                                             By: /s/ Andrew B. Rosengard
                                             Name: Andrew B. Rosengard
                                             Title: Executive Vice President

                                             THE STOCKHOLDERS:


                                             -----------------------------------
                                             /s/ Robert G. Davidoff
                                             Name: CMNY Capital II, L.P. by
                                                   Robert G. Davidoff


                                             -----------------------------------
                                             /s/ Robert G. Davidoff
                                             Name: CMCO, Inc. by Robert G.
                                                   Davidoff, President and
                                                   Robert C. Davidoff,
                                                   individually


                                             -----------------------------------
                                             /s/ Denis Newman
                                             Name: MidMark Capital, L.P. by
                                                   MidMark Associates, Inc.,
                                                   General Partner by
                                                   Denis Newman, Managing
                                                   Director


                                             -----------------------------------
                                             /s/ Philip M. Getter
                                             Name: Prime Charter Ltd. by
                                                   Philip M. Getter, Managing
                                                   Director



                                             -----------------------------------
                                             /s/ A. Dale Mayo
                                             Name: A. Dale Mayo



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







                                             -----------------------------------
                                             /s/ Brett E. Marks
                                             Name: Brett E. Marks



                                             -----------------------------------
                                             /s/ John Nelson
                                             Name: John Nelson individually and
                                                   as President of F&N Cinema,
                                                   Inc., Roxbury Cinemas, Inc.
                                                   and Olde EC, Inc. f/k/a
                                                   Emerson Cinemas, Inc.



                                             -----------------------------------
                                             /s/ Michael C. Rush
                                             Name: Michael C. Rush



                                             -----------------------------------
                                             /s/ Pamela Ferman
                                             Name: Pamela Ferman



                                             -----------------------------------
                                             /s/ Seth Ferman
                                             Name: Seth Ferman



                                             -----------------------------------
                                             /s/ Craig Zeltner
                                             Name: Craig Zeltner



                                             -----------------------------------
                                             /s/ Claridge Cinemas, Inc.
                                             Name: Claridge Cinemas, Inc. by
                                                   Craig Zeltner, President



                                             -----------------------------------
                                             /s/ Paul Kay
                                             Name: Paul Kay

                                             -----------------------------------
                                             /s/ Cindy Kay
                                             Name: Cindy Kay



                                             -----------------------------------
                                             /s/ Allan Weiner
                                             Name: Marshall Capital Management,
                                                   Inc. by Allan Weiner



                                             -----------------------------------
                                             /s/ A. Dale Mayo
                                             Name: A. Dale Mayo, as Voting
                                             Trustee, under the Voting Trust
                                             Agreement by and between John
                                             Nelson and A. Dale Mayo as Voting
                                             Trustee, dated September 1, 1997;
                                             the Voting Trust Agreement by and
                                             between Seth Ferman and A. Dale
                                             Mayo as Voting Trustee, dated
                                             September 1, 1997; the Voting
                                             Trust Agreement by and between
                                             Pamela Ferman and A. Dale Mayo as
                                             Voting Trustee, dated September 1,
                                             1997; and the Voting Trust
                                             Agreement by and between Craig
                                             Zeltner and A. Dale Mayo as Voting
                                             Trustee, dated September 2, 1997.

                                             -----------------------------------
                                             /s/ A. Dale Mayo

                                             Name: A. Dale Mayo, as Voting
                                             Trustee, under the Voting Trust
                                             Agreement by and between Brett E.
                                             Marks and A. Dale Mayo as Voting
                                             Trustee, dated December 21, 1994;
                                             the Voting Trust Agreement by and
                                             between Michael C. Rush and A. Dale
                                             Mayo as Voting Trustee, dated June
                                             20, 1995; the Voting Trust
                                             Agreement by and between Emerson
                                             Cinema, Inc. and A. Dale Mayo as
                                             Voting Trustee, dated May 29, 1996;
                                             the Voting Trust Agreement by and
                                             among Paul Kay, Cindy Kay and A.
                                             Dale Mayo as Voting Trustee, dated
                                             July 31, 1996; the Voting Trust
                                             Agreement dated as of November 21,
                                             1997 by and among F&N Cinema, Inc.,
                                             Roxbury Cinema, Inc. and A. Dale
                                             Mayo, as Trustee; the Voting Trust
                                             Agreement dated as of February 13,
                                             1998 by and between Claridge
                                             Cinemas, Inc. and A. Dale Mayo, as
                                             Trustee; and the Voting Trust
                                             Agreement dated as of April 30,
                                             1998 by and among John Nelson, Seth
                                             Ferman, Pamela Ferman, Martin
                                             Drescher and A. Dale Mayo, as
                                             Trustee, with respect to only
                                             those Shares that are subject to
                                             such agreements the other
                                             beneficial owners of which have
                                             also executed this Agreement.



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



                                                                     (Exhibit A)


         1. As to A. Dale Mayo: Record and beneficial ownership of 316,000 common shares; voting power over an additional 560,802 shares pursuant to various voting trust agreements pursuant to which he serves as Trustee; as to which he is executing this Agreement with respect to 773,582 shares:

          (a) All shares owned of record and beneficially are subject to restrictions on transfer imposed by a Lock-Up Agreement dated July 21, 1997 with Prime Charter, Ltd. (the "Prime Charter Agreement"), and a Lock-Up Agreement dated April 23, 1998 with Proprietary Convertible Investments Group, Inc. n/k/a Marshall Capital Management, Inc. (the "Marshall Agreement");

          (b) 100,000 shares are subject to Pledge Agreement with Prime Charter, Ltd.; and

          (c) As to 560,802 shares for which Mr. Mayo has voting power, but does not hold beneficial ownership, pursuant to various voting trust agreements pursuant to which he serves as Trustee, Mr. Mayo enters into this Agreement with respect to only 457,582 of such shares, which are owned beneficially by other stockholders who are entering into this Agreement.

         2. As to Midmark Capital, L.P.:

               - Record and beneficial ownership of (i) 779 shares of Class
               A Preferred Stock, convertible into 467,400 shares of common stock, and (ii) 60,000 shares of common stock. 286,600 Class A Warrants exercisable for 0 shares of common stock.

                    (a) All Shares are subject to restrictions on transfer imposed by the Prime Charter Agreement.


         3. As to Brett E. Marks:

               - Beneficial ownership of 117,600 shares of common stock subject to a voting trust agreement dated December 21, 1994 pursuant to which A. Dale Mayo serves as Trustee.

               - Brett E. Marks hereby consents to the entering into of this Agreement by A. Dale Mayo in his capacity as voting trustee with respect to such shares.

                    (a) All shares are subject to restrictions on transfer imposed by the Prime Charter Agreement.

         4. As to CMNY Capital II, L.P., CMCO, Inc. and Robert G. Davidoff:

               - 184,080 shares of common stock are owned of record and beneficially by CMNY Capital II, L.P.;

               - 15,960 shares of common stock are owned of record and beneficially by CMCO, Inc.; and

               -    15,960 shares are owned of record and beneficially by Robert
                    G. Davidoff.

                    (a) All shares are subject to restrictions on transfer imposed by the Prime Charter Agreement.

         5. As to Prime Charter Ltd. - warrants to purchase 100,000 shares of common stock.

         6. As to Paul and Cindy Kay:

          - beneficial ownership of 9,600 of common stock subject to a voting trust agreement dated July 31, 1996, pursuant to which A. Dale Mayo serves as trustee. Paul and Cindy Kay hereby consent to the entering into of this Agreement by A. Dale Mayo in his capacity as voting trustee with respect to such shares. All such shares are subject to restriction on transfer pursuant to the Marshall Agreement and the Prime Charter Agreement.

         7. As to Craig Zeltner and Claridge Cinemas, Inc.:

          - 7,500 shares of common stock are owned beneficially by Craig Zeltner, subject to a voting trust agreement dated September 2, 1997, pursuant to which A. Dale Mayo serves as Trustee. Craig Zeltner hereby consents to the entering into of this Agreement by A. Dale Mayo in his capacity as voting trustee with respect to these shares.

          - 14,782 shares of common stock are owned beneficially by "Claridge Cinemas, Inc. and Craig Zeltner" subject to a voting trust agreement dated

          February 13, 1998, pursuant to which A. Dale Mayo serves as Trustee. Craig Zeltner and Claridge Cinemas, Inc. hereby consent to the entering into of this Agreement by A. Dale Mayo in his capacity as voting trustee with respect to such shares.

         8. As to Michael C. Rush:

          - 27,000 shares of common stock are owned beneficially by Michael C. Rush subject to a voting trust agreement dated June 20, 1995, pursuant to which A. Dale Mayo serves as Trustee. Michael C. Rush hereby consents to the entering into of this Agreement by A. Dale Mayo in his capacity as voting trustee with respect to such shares. All such shares are subject to restrictions on transfer imposed by the Prime Charter Agreements.

         9. As to John Nelson, F&N Cinema, Inc. and Roxbury Cinema, Inc.:

          - At least 78,900 shares of common stock are owned beneficially by John Nelson, subject to voting trust agreement dated September 1, 1998 pursuant to which A. Dale Mayo serves as Trustee. These shares are currently recorded by the transfer agent as being subject to a voting trust agreement dated May 29, 1996 between Emerson Cinemas, Inc. (now known as Olde EC, Inc.) ("Olde EC") and A. Dale Mayo as Trustee. John Nelson is the president of Olde EC. Olde EC and John Nelson hereby consent to the entering into this Agreement by A. Dale Mayo in his capacity as voting trustee with respect to such shares.

          - A further 32,051 shares of common stock have been issued and are beneficially owned by John Nelson, subject to a voting trust agreement dated April 30, 1998 pursuant to which A. Dale Mayo serves as Trustee. John Nelson hereby consents to the entering into this Agreement by A. Dale Mayo in his capacity as voting trustee with respect to such shares.

          - 41,797 shares of common stock are owned beneficially by "F&N Cinema, Inc. and Roxbury Cinema, Inc." pursuant to a voting trust agreement dated November 21, 1997, pursuant to which A. Dale Mayo serves as Trustee. John Nelson, F&N Cinema, Inc. and Roxbury Cinema, Inc. hereby consent to the entering into of this Agreement by A. Dale Mayo in his capacity as voting trustee with respect to such shares.

         10. As to Seth Ferman:

          - beneficial ownership of at least 48,300 shares of common stock, subject to a voting trust agreement dated September 1, 1997, pursuant to which A. Dale Mayo serves as Trustee. These shares are currently recorded by the transfer agent as being subject to a voting trust agreement dated May 29, 1996 between Olde EC, and A. Dale Mayo as Trustee. Olde EC and Seth Ferman hereby consent to the entering into this Agreement by A. Dale Mayo in his capacity as voting trustee with respect to such shares.

          - A further 16,026 shares of common stock have been issued and beneficially owned by Seth Ferman, subject to a voting trust agreement dated April 30, 1998, pursuant to which A. Dale Mayo serves as Trustee. Seth Ferman hereby consents to the entering into of this Agreement by A. Dale Mayo in his capacity as voting trustee with respect to such shares.

         11. As to Pamela Ferman:

               - beneficial ownership of at least 48,300 shares of common stock, subject to a voting trust agreement dated September 1, 1997 pursuant to which A. Dale Mayo serves as Trustee. These shares are currently recorded by the transfer agent as being subject to a voting trust agreement dated May 29, 1996 between Olde EC, and A. Dale Mayo as Trustee. Olde EC and Pamela Ferman hereby consent to the entering into this Agreement by A. Dale Mayo in his capacity as voting trustee with respect to such shares.

               - A further 16,026 shares of common stock have been issued and beneficially owned by Pamela Ferman, subject to a voting trust agreement dated April 30, 1998, pursuant to which A. Dale Mayo serves as Trustee. Pamela Ferman hereby consents to the entering into of this Agreement by A. Dale Mayo in his capacity as voting trustee with respect to such shares.

                                                                     (Exhibit B)



                                  FORM OF PROXY


         The undersigned, for consideration received, hereby appoints Robert S. Lemle, Andrew B. Rosengard and William J. Bell, and each of them my proxies, with power of substitution, to vote all shares of [title of security], par value $__ per share, of Clearview Cinema Group, Inc., a Delaware corporation (the "Company"), owned by the undersigned at the Special Meeting of Stockholders of the Company to be held [insert date, time and place] and at any adjournment thereof FOR approval and adoption of the Agreement and Plan of Merger, dated as of August 12, 1998, by and among Cablevision Systems Corporation, a Delaware corporation ("Parent"), CCG Holdings Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Newco"), and the Company providing for the merger (the "Merger") of the Company with Newco, and the Merger, and AGAINST any action or proposal that would compete with or could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger. THIS PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL SUCH TIME AS THE STOCKHOLDERS AGREEMENT, DATED AS OF AUGUST 12, 1998, AMONG CERTAIN STOCKHOLDERS OF THE COMPANY, INCLUDING THE UNDERSIGNED, AND PARENT TERMINATES IN ACCORDANCE WITH ITS TERMS.


                                            Dated                        , 1998



                                               (Signature of Stockholder)




                                               (Signature of Stockholder)

                                                                     (Exhibit C)


Voting Trust Agreement by and between Brett E. Marks and A. Dale Mayo as Voting Trustee, dated December 21, 1994.

Voting Trust Agreement by and between Michael C. Rush and A. Dale Mayo as Voting Trustee, dated June 20, 1995.

Voting Trust Agreement by and between Emerson Cinema, Inc. and A. Dale Mayo as Voting Trustee, dated May 29, 1996.

Voting Trust Agreement by and among Paul Kay, Cindy Kay and A. Dale Mayo as Voting Trustee, dated July 31, 1996.

Voting Trust Agreement dated as of November 21, 1997 by and among F&N Cinema, Inc., Roxbury Cinema, Inc. and A. Dale Mayo, as Trustee.

Voting Trust Agreement dated as of February 13, 1998 by and between Claridge Cinemas, Inc., Craig Zeltner and A. Dale Mayo, as Trustee.

Voting Trust Agreement dated as of April 30, 1998 by and among John Nelson, Seth Ferman, Pamela Ferman, Martin Drescher and A. Dale Mayo, as
Trustee.

Voting Trust Agreement dated as of September 1, 1997 by and among John Nelson and A. Dale Mayo, as Trustee.

Voting Trust Agreement dated as of September 1, 1997 by and among Seth Ferman and A. Dale Mayo, as Trustee.

Voting Trust Agreement dated as of September 1, 1997 by and among Pamela Ferman and A. Dale Mayo, as Trustee.

Voting Trust Agreement dated as of September 2, 1997 by and among Craig Zeltner and A. Dale Mayo, as Trustee.

Separate Lock-Up Agreements dated July 21, 1997 in favor of Prime Charter Ltd by CMNY Capital II, L.P., CMCO, Inc., Robert G. Davidoff, Olde EC, Inc. (f/k/a Emerson Cinema, Inc., Paul Kay and Cindy Kay, Brett E. Marks, A.
Dale Mayo, Sue Mayo, MidMark Capital L.P., and Michael C. Rush.

Separate Lock-Up Agreements dated April 23, 1998 in favor of Proprietary Convertible Investment Group, Inc. (now known as Marshall Capital Management, Inc.) by A. Dale Mayo and Paul Kay.

Registration Rights Agreement dated May 23, 1997 by and among the Company, CMNY Capital II, L.P., MidMark Capital, L.P., Emerson Cinema, Inc., A. Dale Mayo, Brett E. Marks, Michael C. Rush, Paul and Cindy Kay and Louis G. Novick.